                                        Exhibit 10.3

            LENNOX INTERNATIONAL INC.
Long-Term Incentive Award Agreement
Non-U.S. Employees – Vice President

THIS AGREEMENT (“Agreement”) is made as of _________ __, 20__ (the “Date of Grant”), by and between Lennox International Inc., a Delaware corporation (the “Company”), and __________ (“Participant”).

The Company has adopted the Lennox International Inc. 2019 Equity and Incentive Compensation Plan (as amended and restated from time to time, the “Plan”), the terms of which are incorporated by reference and made a part of this Agreement, for the benefit of eligible employees, Directors, and certain other service providers of the Company and its Subsidiaries (together, “LII”). Capitalized terms used and not otherwise defined in this Agreement have the meanings set forth in the Plan.

Pursuant to the Plan, the Committee, which has responsibility for administering the Plan, has determined that it is in the interest of the Company and its Stockholders to make the awards described in this Agreement in order to increase Participant’s personal interest in the continued success and progress of the Company, to foster and enhance the long-term profitability of the Company for the benefit of its Stockholders by offering the incentive of long-term rewards, and to encourage Participant to remain in the employ of LII.

The Company and Participant therefore agree as follows:

1.    Grant of Awards. Subject to and upon the terms of this Agreement and the Plan, the Company grants to Participant on the Date of Grant:

(a)    PSU Award – for the performance period beginning on January 1, 20__ and ending on December 31, 20__ (the “PSU Performance Period”), an award of _________ performance share units (“PSUs,” and such award, the “PSU Award”). Subject to the degree of attainment of the performance goals approved by the Committee and set forth on Schedule A hereto (the “Performance Goals”), Participant may earn from 0% to 200% of the PSUs;

(b)    RSU Award – an award of __________ service-based Restricted Stock Units (“RSUs” and such award, the “RSU Award”); and

(c)    SAR Award – for the period beginning on the Date of Grant and ending on December __, 20__, the seventh anniversary of the Date of Grant (the “SAR Exercise Period”), an award of ___________ Appreciation Rights

(“SARs,” and such award, the “SAR Award”) with a Base Price of $____ per SAR (the fair market value of a Common Share on the Date of Grant).

2.    Restrictions on Transfer. Subject to Section 15 of the Plan, neither the awards evidenced hereby nor any interest therein or in the Common Shares underlying such awards shall be transferable prior to settlement other than by will or pursuant to the laws of descent and distribution.

3.    Conditions for Vesting.

Subject to Participant’s compliance with the terms of this Agreement:

(a)    PSU Award – The PSU Award will vest on the last day of the PSU Performance Period based on the extent that the Performance Goals for the PSUs are achieved for the PSU Performance Period.

(b)    RSU Award – The RSU Award will vest on December __, 20__ (the “RSU Vesting Date,” and the period from the Date of Grant until the RSU Vesting Date, the “RSU Restriction Period”). If the RSU Vesting Date is not a day on which Common Shares are traded on a U.S. national securities exchange or quoted in an inter-dealer quotation system, then the RSU Vesting Date will be the preceding day on which sales of Common Shares were reported.

(c)    SAR Award –The SAR Award will vest in accordance with the schedule below (the period from the Date of Grant until the final vesting date, the “SAR Vesting Period”).
Date             SARs Vested
             December __, 20__    33 1/3%
             December __, 20__    66 2/3%
             December __, 20__    100%

(d)    Forfeiture. Any PSU Award, RSU Award, or SAR Award (or portion thereof) that does not become vested as described in this Section 3 will be forfeited, including, except as provided in Section 4, if Participant ceases to be continuously employed with LII prior to the end of the PSU Performance Period, RSU Restriction Period, or SAR Vesting Period, respectively.

4.    Termination of Employment; Change in Control. Unless otherwise determined by the Committee in its sole discretion, and notwithstanding anything herein to the contrary, the PSU Award, the RSU Award and the SAR Award will be subject to vesting or cancellation in connection with the events specified below:

(a)    Except as otherwise provided in Section 4(c), if, prior to the end of the PSU Performance Period, RSU Restriction Period or SAR Exercise Period (as applicable), Participant violates Section 10 of this Agreement or is terminated by LII for Cause (as defined in any applicable employment agreement between LII and Participant or as determined by the Committee in its sole discretion in the absence of any such employment agreement), then, immediately after LII becomes aware of a violation of Section 10 or Participant’s termination, the PSU Award, RSU Award or SAR Award will be cancelled.

(b)    If, prior to the end of the PSU Performance Period, RSU Restriction Period or SAR Exercise Period (as applicable), Participant terminates employment with LII voluntarily or Participant’s employment with LII is terminated by LII not for Cause, then, (i) immediately after Participant’s termination, the PSU Award, RSU Award and any unvested SAR Award will be cancelled, and (ii) immediately after Participant’s termination, the vested SARs will continue to be exercisable until the earlier of the end of the SAR Exercise Period and 90 days following Participant’s termination, and the remainder of the SAR Award will be cancelled.

(c)    If, prior to the end of the SAR Exercise Period, Participant’s employment with LII is terminated by LII for any reason within one year following a Change in Control, then the vested SARs will continue to be exercisable until the earlier of the end of the SAR Exercise Period and 90 days following Participant’s termination, and the remainder of the SAR Award will be cancelled.

(d)    If, prior to the end of the PSU Performance Period, RSU Restriction Period or SAR Exercise Period (as applicable), Participant’s employment with LII terminates by reason of Participant’s retirement, and in connection with such termination of employment (i) Participant is at least 65 years of age, (ii) Participant is at least 62 years of age and has achieved at least 10 years of service with LII, (iii) the number of years of service Participant has achieved with LII plus Participant’s age equals at least 80 or (iv) applicable non-U.S. local law requires such termination to be treated as a retirement based on different criteria than those set forth in the preceding clauses (i), (ii) and (iii), then (x) Participant will vest in a pro rata amount of the PSU Award based upon the portion of the PSU Performance Period during which Participant served as an employee of LII and the Company’s attainment of its performance goals in accordance with the Performance Goals, determined at the end of the PSU Performance Period, and the remainder of the PSU Award will be cancelled, (y) Participant will vest in a pro rata amount of the RSU Award based upon the portion of the RSU Restriction Period during which Participant served as an employee of LII, determined as of the date of such retirement, and the remainder of the RSU Award will be cancelled, and (z) any vested SARs will continue to be exercisable for the remainder of the SAR Exercise Period, and the remainder of the SAR Award will be cancelled.

(e)    If, prior to the end of the PSU Performance Period, RSU Restriction Period or SAR Exercise Period (as applicable), Participant dies or incurs a Disability, then (i) Participant, or in the event of Participant’s death, Participant’s beneficiary, will vest in a pro rata amount of the PSU Award based upon the portion of the PSU Performance Period during which Participant served as an employee of LII and the Company’s attainment of its performance goals in accordance with the Performance Goals (as determined in the sole discretion of the Committee), determined as of the date of death or Disability, and the remainder of the PSU Award will be cancelled, (ii) Participant, or in the event of Participant’s death, Participant’s beneficiary, will vest in a pro rata amount of the RSU Award based upon the portion of the RSU Restriction Period during which Participant served as an employee of LII, determined as of the date of death or Disability, and the remainder of the RSU Award will be cancelled, and (iii) the SAR Award will become fully vested and exercisable (to the extent not already vested) and will continue to be exercisable for the remainder of the SAR Exercise Period. For purposes of this Agreement, “Disability” means permanently disabled (completely unable to perform Participant’s duties as defined in the benefit plans of the Company).

(f)    If a Change in Control occurs prior to the end of the PSU Performance Period, RSU Restriction Period or SAR Vesting Period (as applicable), Section 12(b) of the Plan shall apply. If a Change in Control occurs after the end of the PSU Performance Period, RSU Restriction Period or SAR Vesting Period (as applicable), Section 12(b) of the Plan shall not apply.

(g)    For purposes of this Agreement, “terminate” means the actual date of notice of the cessation of the employee-employer relationship between Participant and LII for any reason, whether or not proper advance notice has been given.

5.    PSU Payment Timing.

(a)    General. Following the end of the PSU Performance Period the Committee will determine and certify achievement of the Performance Goals. To the extent that any of the Performance Goals are achieved and certified by the Committee, and except as otherwise provided in Section 5(b), vested PSUs will be paid no later than the 15th day of the third month following the end of the PSU Performance Period. Vested PSUs will be paid in the form of one Common Share for each vested PSU.

(b)    Other Payment Events. Notwithstanding Section 5(a), to the extent the PSUs are vested (and have not previously been settled) as a result of Section 4(e) in connection with Participant’s death or Disability, or as a result of Section 4(f) in connection with a Change in Control, such vested PSUs will be settled by issuing to Participant (or the Participant’s beneficiary) one Common Share for each such vested PSU no later than the 15th day of the third month after the date of such vesting event.

6.    RSU Payment Timing.

(a)    General. Except as otherwise provided in Section 6(b), vested RSUs will be paid within 30 days following the RSU Vesting Date. Vested RSUs will be paid in the form of one Common Share for each vested RSU.

(b)    Other Payment Events. Notwithstanding Section 6(a), to the extent that the RSUs are vested on the dates set forth below, payment with respect to the RSUs will be made as follows:

(i)    to the extent the RSUs are vested (and have not previously been settled) as a result of Section 4(e) in connection with Participant’s death or Disability, or as a result of Section 4(f) in connection with a Change in Control, such vested RSUs will be settled by issuing to Participant (or Participant’s beneficiary) one Common Share for each such vested RSU within 60 days after the date of such vesting event; but

(ii)    notwithstanding Section 6(b)(i), if Section 409A of the Code applies to the RSU Award and settlement is triggered (A) by Disability and such Disability does not constitute “disability” for purposes of Section 409A(a)(2)(C) of the Code or (B) by a Change in Control and such Change in Control does not constitute a “change in control” for purposes of Section 409A(a)(A)(v) of the Code, then payment of the RSUs will be made within 60 days after the earliest to occur of (w) the RSU Vesting Date, (x) Participant’s death, (y) Participant’s “disability” for purposes of Section 409A(a)(2)(C) of the Code (“409A Disability”), or (z) the occurrence of a Change in Control that constitutes a “change in control” for purposes of Section 409A(a)(2)(A)(v) of the Code (a “409A Change in Control”);

(iii)    to the extent the RSUs are vested (and have not previously been settled) as a result of Section 4(d) in connection with Participant’s retirement, and following such retirement (A) Participant dies or experiences a 409A Disability or (B) a 409A Change in Control occurs, such vested RSUs will be settled by issuing to Participant (or Participant’s beneficiary) one Common Share for each such vested RSU within 60 days after the date of such death, 409A Disability or 409A Change in Control, as applicable; and

(iv)    in no event shall Participant be permitted to designate the taxable year of payment for the RSUs.

7.    Exercise of SARs and SARs Payment Timing. Vested SARs may be exercised in whole or part at any time until expiration, unless terminated earlier pursuant to this Agreement. Within 30 days of the date of exercise, the Company will deliver to Participant for each vested SAR that is being exercised (“Exercised SAR”) a number of Common Shares equal in value to the excess (if any) of the Exercise Date Value over the Base Price of the SAR; provided that the aggregate number of Common Shares so determined for all Exercised SARs covered by such exercise will be rounded to the nearest whole Common Share. If on the last day of the SAR Exercise Period (or, if earlier, the last day of the 90-day period following termination, if Section 4(b) applies) (i) the fair market value of a Common Share exceeds the Base Price of the SAR, (ii) Participant has not exercised the vested SARs, and (iii) the SAR Award has not otherwise been cancelled, then the vested SARs will be deemed to have been exercised by Participant as of such day, and the Company will settle the Exercised SARs in accordance with this Section 7.

8.    Withholding for Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with the delivery to Participant of Common Shares or any other payment to Participant or any other payment or vesting event under this Agreement, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the obligation of the Company to make any such delivery or payment that Participant make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld. Unless otherwise determined by the Committee, such withholding requirement shall be satisfied by retention by the Company of a portion of the Common Shares to be delivered to Participant. The shares so retained shall be credited against such withholding requirement at the fair market value of such Common Shares on the date the applicable benefit is to be included in Participant’s income. In no event will the fair market value of the Common Shares to be withheld and/or delivered pursuant to this Section 8 to satisfy applicable withholding taxes exceed the minimum amount of taxes required to be withheld.

9.    Adjustments. The number of Common Shares subject to each award granted hereunder and the other terms and conditions of the grants evidenced by this Agreement are subject to adjustment as provided in Section 11 of the Plan.

10.    Nonsolicitation Obligations. For one year following the effective date of Participant’s termination of employment with LII (the “Termination Date”), Participant will not, directly or indirectly solicit, recruit or hire any person who is an LII employee as of the Termination Date.

If Participant violates this Section 10, LII will be irreparably harmed and entitled to specific performance, injunctive relief, attorneys’ fees and costs incurred in obtaining relief, and any other remedy available at law or equity.

11.    No Stockholder Rights. Participant will not be deemed for any purpose, including voting rights and dividends or dividend equivalents, to be, or to have any of the rights of, a Stockholder with respect to any Common Shares as to which the PSU Award, the RSU Award or the SAR Award relate until such shares are issued or transferred to Participant by the Company. The existence of this Agreement will not affect the right or power of LII or its Stockholders to accomplish any corporate act.

12.    Restrictions Imposed by Law. Participant agrees that LII will not be obligated to deliver any Common Shares if LII determines that such delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Common Shares may be listed or quoted. LII will not be obligated to take any affirmative action to cause the delivery of Common Shares to comply with any such law, rule, regulation or agreement.

13.    Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with or be exempt from the provisions of Section 409A of the Code. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with or be exempt from Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Participant).

14.    No Right to Future Awards. The grants of the awards under this Agreement to Participant are voluntary, discretionary awards being made on a one-time basis and they do not constitute commitments to make any future awards. The grants of the awards and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law.

15.    Notice. Unless LII notifies Participant in writing of a different procedure, any notice or other communication to LII with respect to this Agreement must be in writing and delivered personally or by first class mail, postage prepaid, to the following address:

Lennox International Inc.
c/o Corporate Secretary
2140 Lake Park Boulevard
Richardson, Texas 75080

Any notice or other communication to Participant with respect to this Agreement must be in writing and delivered personally, or sent electronically to Participant or by first class mail, postage prepaid, to Participant’s address as listed in the records of the Company on the Date of Grant, unless LII has received written notification from Participant of a change of address.

16.    Amendment. This Agreement may be supplemented or amended from time to time as approved by the Committee as contemplated by the Plan. Participant’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code or Section 10D of the Exchange Act.

17.    Participant Employment. Nothing contained in this Agreement, and no action of LII or the Committee, will confer or be construed to confer on Participant any right to continue in the employ of LII or interfere in any way with the right of LII to terminate Participant’s employment at any time, with or without cause, subject, however, to the provisions of any employment agreement between Participant and LII.

18.    Governing Law. This Agreement is governed by the laws of the State of Delaware, USA. Any dispute arising out of or related to this Agreement, or any breach or alleged breach hereof, will be exclusively decided by a state or federal court in the State of Texas in the County of Dallas. Participant irrevocably waives Participant’s right, if any, to have any disputes between Participant and the Company arising out of or related to this Agreement decided in any jurisdiction or venue other than a state or federal court in the State of Texas in the County of Dallas. Participant hereby irrevocably consents to the personal jurisdiction of the state courts in the State of Texas in the County of Dallas for the purposes of any action arising out of or related to this Agreement.

19.    Construction. This Agreement is entered into, and the PSU Award, RSU Award and SAR Award are granted, pursuant to the Plan and are governed by and construed in accordance with the Plan and the administrative interpretations adopted under the Plan. In the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan will control. Notwithstanding anything in this Agreement to the contrary, Participant acknowledges and agrees that this Agreement and the awards described herein are subject to the terms and conditions of the Company’s clawback policy as may be in effect from time to time (if any).

20.    Severability and Reformation. If any restriction or covenant in this Agreement is deemed by a court of competent jurisdiction to be unreasonable or unenforceable as written, the court may modify any unreasonable or unenforceable element of the restriction or covenant to make it reasonable and enforceable or enforce it only to the extent it is reasonable and enforceable. If the court determines that any restriction or covenant in this Agreement is wholly or partially invalid or unenforceable, the remainder of the restrictions or covenants will be given full effect.

21.    Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the PSU Award, the RSU Award and the SAR Award. If Participant has a written employment agreement which contains provisions that conflict with this Agreement, the terms of the employment agreement will control.

22.    Electronic Delivery. The Participant consents to the delivery of any documents related to the awards granted hereunder by electronic means and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

23.    Participant Acceptance. Participant must accept the terms and conditions of this Agreement by electronic signature or by signing in the space below and returning a signed copy to the Company.

24.    Nature of Grant. Participant agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time; (b) the grant of PSUs, RSUs and SARs (the “Awards”) is voluntary and occasional and does not create any contractual or other right to receive future grants of Awards, or benefits in substitution of Awards, even if Awards have been granted repeatedly in the past; (c) all decisions with respect to future grants of Awards will be at the sole discretion of the Company; (d) participation in the Plan is voluntary; (e) the Awards are not a part of normal or expected pay package for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (f) the future value of the underlying shares is unknown and cannot be predicted with certainty; and (g) in consideration of the grant of Awards, no claim or entitlement to compensation or damages will be created by any termination of the Awards or diminution in value of the Awards, and Participant releases LII from any such claim that may arise. If any such claim is found by a court of competent jurisdiction to have been created, then, by signing this Agreement, Participant will be deemed irrevocably to have waived Participant’s entitlement to pursue such claim.

25.    Data Privacy. Participant consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data by and among LII for the exclusive purpose of administering Participant’s participation in the Plan. Participant understands that: (a) LII holds (but only processes or transfers to the extent required or permitted by local law) the following personal information about Participant: Participant’s name, home address and telephone number, date of birth, email address, social insurance number, passport number or other identification number, salary, nationality, job title, any Common Shares or directorships held in the Company, details of all Participant’s Awards awarded, canceled, exercised, vested, unvested or outstanding, for the purpose of administering the Plan (“Data”); (b) Data may be transferred to any third parties assisting in the administration of the Plan, regardless of whether such persons are located within Participant's country of residence, and that the recipient’s country may have different data privacy laws and protections than Participant’s country; and (c) Data will be held only as long as is necessary to administer Participant’s participation in the Plan and in accordance with local law. Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom Participant may elect to deposit any shares acquired upon vesting or exercise of the Awards. Participant understands that Participant may, at any time, request the names and addresses of any potential recipients of Data, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw these consents, in any case without cost, by contacting Participant’s local human resources representative in writing. Participant understands, however, that refusing or withdrawing Participant’s consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of refusing or withdrawing consent, Participant understands that Participant may contact Participant’s local human resources representative.

26.    No-Waiver. Any waiver by the Company of a breach of any provision of this Agreement will not operate or be construed as waiver of any subsequent breach.

27.    Other Entities Protected. This Agreement, including the restrictions on Participant’s activities apply to any subsidiary, affiliate, successor and assign of LII to which Participant provides services or about which Participant receives Confidential Information. LII has the right to assign this Agreement at its sole election without the need for further notice to or consent by Participant. Accordingly, this Agreement will inure to the benefit of, and may be enforced by, any and all successors and assigns of LII, including, without limitation, by asset assignment, stock sale, merger, consolidation or other corporate reorganization, and will be binding on Participant, Participant’s executors, administrators, personal representatives or other successors in interest. Participant further agrees that Participant’s rights are personal and may not be assigned or transferred.

28.    Acknowledgement. Participant acknowledges that Participant (a) has received a copy of the Plan, (b) has had an opportunity to review the terms of this Agreement and the Plan, (c) understands the terms and conditions of this Agreement and the Plan and (d) agrees to such terms and conditions.

29.    Non-U.S. Addendum. Notwithstanding any provisions in this Agreement, the PSU Award, the RSU Award and the SAR Award shall also be subject to the special terms and conditions set forth in the Non-U.S. Addendum attached as an appendix to this Agreement (the “Appendix”) for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant to the extent the Company determines that the application of such terms and conditions are necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix constitutes part of this Agreement.

    ACCEPTED:

    Signed: _________________________________________
     «First» «Last»

    Date: «Date»

SCHEDULE A

Performance Goals
PSU Performance Period: January 1, 20__ – December 31, 20__

1.    Overview. The actual number of Common Shares delivered to the Participant in settlement of the PSUs earned under the Long-Term Incentive Award Agreement between the Company and Participant (the “Agreement”) will be determined by the Committee in its reasonable discretion following the end of the PSU Performance Period based on actual performance results against the performance goals described below, subject to Section 4 of the Agreement. Any PSUs not earned will be canceled and forfeited. Capitalized terms used in this Statement of Performance Goals that are not specifically defined in this Statement of Performance Goals have the meanings assigned to them in the Agreement.

2.    Metrics. 50% of the PSU Award will be earned based upon achievement of Company core net income compound annual growth rate (CAGR) over the three year PSU Performance Period (“Core Net Income”), and 50% of the PSU Award will be earned based upon achievement of Company weighted average return on invested capital over the three year PSU Performance Period with the lowest year return on invested capital weighted 20% and the remaining years each weighted 40% (“ROIC”).

3.    Performance Matrix. From 0% to 200% of the PSUs will be earned based on achievement of the Core Net Income and ROIC performance goals during the PSU Performance Period as follows:

PSU Award – Performance Goals
Performance Level	Threshold	Target	Maximum
Percentage of PSUs Earned	50%	100%	200%
Core Net Income CAGR	[__]%	[__]%	[__]%
ROIC Weighted Average	[__]%	[__]%	[__]%

If Core Net Income or ROIC for the PSU Performance Period falls between two performance levels set forth in the performance matrix above, the number of PSUs earned with respect to such performance metric will be determined based on straight-line mathematical interpolation (rounded down to the nearest whole number of PSUs). If Core Net Income or ROIC for the PSU Performance Period falls below the “Threshold” level set forth in the performance matrix above, no PSUs shall become earned with respect to that metric.

APPENDIX

NON-U.S. ADDENDUM

Additional Terms and Conditions for Equity Grants Under the Lennox International Inc. 2019 Equity and Incentive Compensation Plan
(as amended and restated from time to time)

December 2021

Terms and Conditions

This Non-U.S. Addendum includes additional terms and conditions that govern performance share units (“PSUs”), restricted stock units (“RSUs”), and stock appreciation rights (“SARs”, and collectively with PSUs and RSUs, the “Awards”) granted under the Lennox International Inc. 2019 Equity and Incentive Compensation Plan (as amended and restated from time to time) (referred to as the “Plan”) to Participants who reside in one of the countries listed below. Certain capitalized terms used but not defined in this Non-U.S. Addendum have the meanings set forth in the Plan and/or your award agreement (the “Agreement”) that relates to the particular Award(s) granted to you. By accepting your Award(s), you agree to be bound by the terms and conditions contained in the paragraphs below in addition to the terms of the Plan, the Agreement, and the terms of any other document that may apply to you and your Award(s).

Notifications

This Non-U.S. Addendum also includes information regarding exchange controls and certain other issues of which you should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other laws in effect in the respective countries as of December 2021. Such laws are often complex and change frequently. As a result, it is strongly recommended that you not rely on the information in this Non-U.S. Addendum as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time you exercise or vest in your Award(s), as applicable, or sell shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to your particular situation, and Lennox International Inc. (the “Company”) is not in a position to assure you of a particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

Finally, if you are a citizen or resident of a country other than the one in which you are currently working, transferred employment after the Award(s) were granted to you, or are considered a resident of another country for local law purposes, the information contained herein may not apply.

COUNTRY-SPECIFIC LANGUAGE
Below please find country specific language that applies to Participants in the following countries: Canada, China, France, Germany, India, Mexico, the Netherlands, and Spain.

CANADA

Terms and Conditions

Alternative Vesting of Awards. For the purposes of Section 4 of the Agreement, Participant’s entitlements to alternative vesting of the Award(s) will be determined on the basis of “not for Cause” where the Cause alleged does not disqualify you from statutory notice of termination or termination pay under minimum employment standards legislation where applicable. This proviso shall also apply to any corresponding definition of Cause in your employment agreement or any related agreements.
Termination Date. Section 4(g) of the Agreement (or Section 4(f), if the Agreement only evidences a grant of RSUs) is revised in its entirety to read as follows:
    “[(f)/(g)]    For purposes of this Agreement, “terminate” means the later of: (i) the date that Participant actually ceases to perform services for the Company or a subsidiary or an affiliate, as recorded by the Company or its subsidiary, as applicable; and (ii) the last day of the period during which Participant is entitled to notice of termination under applicable minimum employment standards legislation (the “Termination Date”). For greater certainty, the Termination Date shall be determined without reference to any statutory severance or any contractual or common law notice of termination of which Participant is in receipt or may be eligible to receive at common law, pursuant to a contract, or otherwise; and no grants or damages in lieu thereof are payable with respect to any applicable statutory severance period or contractual or common law notice period. Notwithstanding the foregoing, in no event will Participant receive less under the Agreement than that required by applicable minimum employment standards legislation. The Company and its subsidiaries and affiliates reserve the right to terminate the employment of any person, regardless of the effect of such termination of employment on entitlements under the Agreement. Participant hereby waives, and irrevocably releases the Company and its subsidiaries and affiliates from, any claim or entitlement to compensation or damages that may arise from any forfeiture of the award or awards evidenced hereunder as a result of the cessation of vesting on the Termination Date.”
Acknowledgement. By accepting the Award(s) subject to the Agreement through the Fidelity web portal (or its successor), you declare that you expressly agree with the provisions regarding termination of employment described in the Plan, the Agreement (including, but not limited to, Section 4 thereof) and the special terms and conditions set forth in this Appendix.

Awards Settled in Shares Only. Notwithstanding anything to the contrary in the Plan and/or the Agreement, you understand that any Award(s) granted to you shall be paid in shares only and do not provide any right for you to receive a cash payment.

The following provision will apply to residents of Quebec:

Language Consent. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente convention.

Notifications

Additional Restrictions on Resale. In addition to the restrictions on resale and transfer noted in Plan materials, securities purchased under the Plan may be subject to certain restrictions on resale imposed by Canadian provincial securities laws. You are encouraged to seek legal advice prior to any resale of such securities. In general, participants resident in Canada may resell their securities in transactions carried out on exchanges outside of Canada and, in particular, you are generally permitted to sell shares acquired pursuant to the Plan through the designated broker appointed under the Plan, if any, provided that the Company is a foreign issuer that is not public in Canada and the sale of the shares acquired pursuant to the Plan takes place: (i) through an exchange, or a market, outside of Canada, on the distribution date; or (ii) to a person or company outside of Canada. For purposes hereof, a foreign issuer is an issuer that: (a) is not incorporated or existing pursuant to the laws of Canada or any jurisdiction of Canada; (b) does not have its head office in Canada; and (c) does not have a majority of its executive officers or directors ordinarily in Canada.
Form of Payment. Due to legal restrictions in Canada and notwithstanding any language to the contrary in the Plan, grantees are prohibited from surrendering shares that they already own or from attesting to the ownership of shares to pay any tax withholding in connection with the Award(s) granted. Any tax withholding must be paid in cash or by check or by wire transfer of immediately available funds, by a combination of such methods of payment, or by such other methods as may be approved by the Board.

Tax Reporting. The Tax Act and the regulations thereunder require a Canadian resident individual (among others) to file an information return disclosing prescribed information where, at any time in a tax year, the total cost amount of such individual’s “specified foreign property” (which includes shares and options) exceeds Cdn.$100,000. You should consult your own tax advisor regarding this reporting requirement.

CHINA

Terms and Conditions

SAFE Compliance. This language is added to the end of the provision in the Agreement entitled “Compliance with Section 409A of the Code”:

“It is also intended that the Plan and this Agreement comply with any applicable requirements of the Safe Administration of Foreign Exchange (“SAFE”) in the People’s Republic of China (“PRC”) and any other laws in effect in the PRC. This Agreement and the Plan shall be administered in a manner consistent with such intent, and any provision that would cause this Agreement or the Plan to fail to meet the applicable SAFE requirements and/or other laws in the PRC shall have no force and effect until amended to comply with the SAFE requirements and/or other laws in the PRC. By accepting this grant of the award(s), Participant consents to any such required amendment in advance.”

Notifications

There are no country-specific notifications.

FRANCE

Terms and Conditions

Termination of Continuous Service. This language replaces Section 4(g) of the Agreement (or Section 4(f), if the Agreement only evidences a grant of RSUs):

“[(f)/(g)]    For purposes of this Agreement, any termination of Participant’s employment with the Company or a subsidiary for any reason shall be effective on Participant’s last day of any period of notice.”

Notifications

Exchange Control Information. If you import or export cash (e.g., sales’ proceeds received under the Plan) with a value equal to or exceeding €10,000 and do not use a financial institution to do so, you must submit a report to the customs and excise authorities. If you maintain a foreign bank account, you are required to report such account to the French tax authorities when filing your annual tax return.

GDPR. Consult the notice addressing the EU General Data Protection Regulation, which is attached hereto as Attachment A and which replaces the section of the Agreement entitled “Data Privacy.”
EU Prospectus Regulation. Attachment B to this Non-U.S. Addendum provides an information statement, as required under the EU Prospectus Regulation, for reliance on the employee share scheme exemption. You should read that document in conjunction with the receipt of your award(s).

GERMANY

Terms and Conditions

There are no country-specific provisions.

Notifications

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If you use a German bank to transfer a cross-border payment in excess of €12,500 in connection with the sale of Common Shares acquired under the Plan, the bank will make the report for you. In addition, you must report any receivables, payables, or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis.

GDPR. Consult the notice addressing the EU General Data Protection Regulation, which is attached hereto as Attachment A and which replaces the section of the Agreement entitled “Data Privacy.”
EU Prospectus Regulation. Attachment B to this Non-U.S. Addendum provides an information statement, as required under the EU Prospectus Regulation, for reliance on the employee share scheme exemption. You should read that document in conjunction with the receipt of your award(s).

INDIA

Terms and Conditions

Repatriation of Proceeds. You understand that you must repatriate any proceeds from the sale of Common Shares acquired under the Plan to India and convert the proceeds into local currency within 90 days of receipt. You will receive a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency. You should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or your employer requests proof of repatriation.

Notifications

Tax Information. The amount subject to tax at exercise or vesting, as applicable, may partially be dependent upon a valuation of Common Shares from a Merchant Banker in India. If such valuation is required, the Company has no responsibility or obligation to obtain the most favorable valuation possible nor obtain valuations more frequently than required under Indian tax law.

Exchange Control Information. You understand that it is your responsibility to comply with all exchange control laws in India and that you should consult with your own legal advisor about the applicable requirements.

Foreign Asset Reporting. You are responsible for complying with any requirement to report or declare any assets (including Common Shares) that you hold outside of India.

MEXICO

Terms and Conditions

Labor Law Policy and Acknowledgment. In accepting the grant of the Award(s), I expressly recognize that Lennox International Inc., with registered offices at 2140 Lake Park Boulevard, Richardson, Texas 75080, U.S.A., is solely responsible for the administration of the Plan and that my participation in the Plan and acquisition of shares do not constitute an employment relationship between Lennox International Inc. and me since I am participating in the Plan on a wholly commercial basis and my sole employer is [INSERT NAME OF MEXICAN SUBSIDIARY], located at [INSERT ADDRESS IN MEXICO]. Based on the foregoing, I expressly recognize that the Plan and the benefits that I may derive from participating in the Plan do not establish any rights between my employer, [INSERT NAME OF MEXICAN SUBSIDIARY] and me, do not form part of the employment conditions and/or benefits provided by my employer, and any modification of the Plan or their termination shall not constitute a change or impairment of the terms and conditions of my employment.

I further understand that my participation in the Plan is as a result of a unilateral and discretionary decision of Lennox International Inc.; therefore, Lennox International Inc. reserves the absolute right to amend and/or discontinue my participation at any time without any liability to me.

Finally, I hereby declare that I do not reserve to myself any action or right to bring any claim against Lennox International Inc. for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and I therefore grant a full and broad release to Lennox International Inc., its affiliates, branches, representation offices, its shareholders, officers, agents, or legal representatives with respect to any claim that may arise.

Términos y Condiciones

Política de Ley Laboral y Reconocimiento. Al aceptar el otorgamiento de Award(s), expresamente reconozco que Lennox International Inc., con domicilio ubicado en 2140 Lake Park Boulevard, Richardson, Texas 75080, U.S.A. es el único responsable para la administración de Plan y que mi participación en el Plan y adquisición de acciones no constituye una relación de trabajo entre Lennox International Inc. y el suscrito, toda vez que mi participación en el Plan es totalmente en base a una relación comercial entre mi único patrón [INSERT NAME OF MEXICAN SUBSIDIARY], ubicadas en INSERT ADDRESS OF MEXICAN SUBSIDIARY] Derivado de lo anterior, expresamente reconozco que el Plan y beneficios que pudieran derivar de mi participación en el Plan no establece derechos entre mi único patrón [INSERT NAME OF MEXICAN SUBSIDIARY] el suscrito, no forman parte de mis condiciones y/o prestaciones de trabajo otorgadas por mi único patrón y cualquier modificación del Plan o su terminación no constituye un cambio o detrimento en los términos y condiciones de mi relación de trabajo.

Adicionalmente, entiendo que mi participación en el Plan es resultado de una decisión unilateral y discrecional de Lennox International Inc.; por lo tanto, Lennox International Inc. se reserva el derecho absoluto de modificar y/o descontinuar mi participación en cualquier tiempo sin ninguna responsabilidad hacia mi.

Finalmente, expresamente declaro que no me reservo acción o derecho que ejercitar en contra de Lennox International Inc. por cualquier daño o perjuicio en relación con cualquier disposición del Plan o los beneficios derivados de dicho Plan y por lo tanto otorgo el finiquito más amplio que en derecho proceda a Lennox International Inc., sus afiliadas, sucursales, oficinas de representación, sus accionistas, funcionarios, agentes o representantes legales, en relación a cualquier demanda que pudiera surgir.

Notifications

There are no country-specific notifications.

THE NETHERLANDS

Terms and Conditions

There are no country-specific provisions.

Notifications

GDPR. Consult the notice addressing the EU General Data Protection Regulation, which is attached hereto as Attachment A and which replaces the section of the Agreement entitled “Data Privacy.”
EU Prospectus Regulation. Attachment B to this Non-U.S. Addendum provides an information statement, as required under the EU Prospectus Regulation, for reliance on the employee share scheme exemption. You should read that document in conjunction with the receipt of your award(s).

SPAIN

Terms and Conditions

There are no country-specific provisions.

Notifications

Exchange Control Information. All acquisitions of foreign shares by Spanish residents must comply with exchange control regulations in Spain. Because of foreign investment requirements, the acquisition of Company shares under the Plan must be declared for statistical purposes to the Spanish Direccion General de Comercio Internacional e Inversiones (the “DGCII”). If you acquire Common Shares through the use of a Spanish financial institution, that institution will automatically make the declaration to the DGCII for you. Otherwise, you must make the declaration by filing a form with the DGCII.

If you import the Common Shares acquired under the Plan into Spain, you must declare the importation of the share certificates to the DGCII.

In addition, you must also file a declaration of the ownership of the shares with the Directorate of Foreign Transactions each January while the shares are owned. These filings are made on standard forms furnished by the Directorate of Foreign Transactions.

When you receive any foreign currency payments (i.e., as a result of the sale of the Common Shares), you must inform the institution receiving the payment of the basis upon which such payment is made and provide certain specific information (e.g., name, address, and fiscal identification number; the name and corporate domicile of the company; the amount of the payment; the type of foreign currency received; the country of origin; and the reason for the payment).

Tax Reporting. If you hold assets (e.g., cash or shares in a bank or brokerage account) or rights outside Spain that exceed €50,000 per type of asset, you must file a Form 720 with the Spanish Tax Authorities by March 31st of each year.

Securities Law Notice. The Award(s) granted under the Plan do not qualify as securities under Spanish regulations. By the grant of the Award(s), no “offer of securities to the public”, as defined under Spanish law, has taken place or will take place in Spanish territory. The present document and any other document relating to the offer of the Award(s) under the Plan has not been nor will it be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and it does not constitute a public offering prospectus.

GDPR. Consult the notice addressing the EU General Data Protection Regulation, which is attached hereto as Attachment A and which replaces the section of the Agreement entitled “Data Privacy.”
EU Prospectus Regulation. Attachment B to this Non-U.S. Addendum provides an information statement, as required under the EU Prospectus Regulation, for reliance on the employee share scheme exemption. You should read that document in conjunction with the receipt of your award(s).

ATTACHMENT A

GDPR Notice for Participants in the EU

RE: Lennox International Inc. 2019 Equity and Incentive Compensation Plan and all other equity plans currently maintained or sponsored by the Company (the “Plans”)

Dear Participant:
The EU General Data Protection Regulation (also known as the “EU GDPR”) came into force on May 25, 2018. For the purposes of the EU GDPR, Lennox International Inc. (the “Company”) wants to make EU-based participants in the Plans aware that the Company holds certain Data (as defined below) about the participants. The Company also wants to explain why the Company holds this Data and to let each participant know how to raise any questions regarding the Company’s use of the Data. The purpose of this communication is to provide participants with this information.

This document constitutes a Notice under the EU GDPR. Copies of this Notice are also available by request using the contact details set out below.

This communication supplements information relating to the use of your Data set out in the relevant agreement, or agreements, including Non-U.S. Addendum, issued to you under the Plans (the “Agreements”). Should there be any inconsistency between the terms of this Notice and the Agreements relating to the Company’s use of your Data, then this Notice is the document that will apply.

The term “Data” as used in this Notice includes your name, home address, email address, date of birth, social insurance number, passport number or other identification number, salary, nationality and job title, as well as details of any shares, directorships, awards or any other equity or share rights you may have in the Company (whether awarded, canceled, exercised, vested, unvested or outstanding).

Data Controller Entity: The Company is the Data Controller. The Company is a Delaware corporation, with its principal United States office at 2140 Lake Park Boulevard, Richardson, Texas 75080, U.S.A.

Purposes: Data is held for the exclusive purpose of implementing, administering and managing your participation in the Plans.
Legitimate Interests: The Company holds the Data for the legitimate interests of implementing, administering and maintaining the Plan and each participant's participation in the Plans.
International Transfers of Data: As the Company is based in the United States and the Agreements are performed in the United States, the Company can only meet its contractual obligations to you under the Agreements if the Data is transferred to the United States. The performance of the contractual obligations of the Company to you is one of the legal bases for the transfer of the Data from the European Union or the United Kingdom to the United States. You should be aware that the United States may have different data privacy laws and protections than the data privacy laws in place in the European Union.
Retention Period: Records relating to the Plans are kept for as long as necessary in accordance with applicable local law requirements.
Other Recipients: To fulfil its obligations under the Agreements, the Company may share Data with its subsidiary companies who employ participants in the Plan, including, but not limited to, Lennox Industries Inc., LGL France S.A.S., LII United Products S. de R.L. de C.V., Hyfra Ind. GmbH, Lennox Benelux B.V., Lennox Deutschland GmbH, Lennox Global LLC, Lennox Global Spain S.L., Lennox India Technology Centre Private Limited, Lennox Industries (Canada) ULC, Lennox Industries (UK), Lennox Mexico Minority Holdings LLC, Lennox Polska s.p.z.o.o., Lennox Portugal, Lda, Lennox Refac, S.A., LGL Deutschland GmbH, LGL Germany GmbH, LGL Holland B.V., and LGL Refrigeration Spain S.A. In addition, Data may be transferred to certain third parties assisting in the implementation, administration and management of the Plan, such as share plan administrators and transfer agents. At your instruction, the Data will be shared with a broker or other third party whom you have instructed the Company to deposit shares or other securities acquired upon the vesting of any awards under the Agreements
Data Subject Rights: Participants have a number of rights under the EU GDPR. Depending upon the circumstances, these may include the right of data portability (where the Company helps a participant move Data to someone else at the participant's request), the right to object to the processing of the Data, the right to require the Company to update and correct the Data, the right to require erasure of the Data and the right for the participant to review the Data held by the Company and to require the Company to cease processing it. You must understand, however, that any such request may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or your withdrawal of consent, please contact the Company using the contact details below.

Data Security: The Company recognizes the importance of treating Data in a lawful, fair and transparent manner. The Company will apply reasonable organizational and security measures to prevent the unlawful processing and/or the accidental loss or destruction of these materials and, in particular, the personal data contained in them.

Contact: If you have any questions concerning this Notice, you should contact Gene Sims or Jessica Hawkins by using the following contact details:

Lennox International Inc.
2140 Lake Park Boulevard
Richardson, Texas 75080

Eugene F. Sims, Jr.
VP, Total Rewards
+1 972-497-6283
Gene.Sims@lennoxintl.com

Jessica Hawkins
Assistant General Counsel, Privacy
+1 972-497-7744
DPO@lennoxintl.com

ATTACHMENT B

Lennox International Inc. 2019 Equity and Incentive Compensation Plan
(Adopted May 23, 2019)

Important Information
Introduction
Eligible employees of Lennox International Inc. (the “Company”) and its worldwide affiliates have the opportunity to participate in the Lennox International Inc. 2019 Equity and Incentive Compensation Plan (as amended and restated from time to time) (the “2019 Plan”) to obtain rights to shares of the Company’s common stock. Under the 2019 Plan, such employees may be granted, among other awards, the following awards: stock appreciation rights (“SARs”) that give them the right to receive a certain number of shares of the Company’s common stock upon exercise and the satisfaction of vesting and other requirements, restricted stock units (“RSUs”) that will enable them to acquire shares of the Company’s common stock, upon the satisfaction of vesting and other requirements, and/or performance share units (“PSUs”) that will enable them to acquire shares of the Company’s common stock, upon the achievement of continued employment and specified performance objectives.
This summary provides details with respect to the 2019 Plan.
Identification of the Issuer
The issuer of the common stock that is offered under the 2019 Plan is Lennox International Inc., a Delaware corporation, whose common stock is traded on the New York Stock Exchange (“NYSE”) under the ticker symbol “LII.” The Company’s address is 2140 Lake Park Boulevard, Texas, 75080 U.S.A. Additional information on the Company can be found on its website at www.lennoxinternational.com.

Stockholder disclosure made by the Company with the U.S. Securities and Exchange Commission (the “SEC”) is available on the SEC website (www.sec.gov). Employees may review copies of the filings at https://www.lennoxinternational.com/home/InvestorRelations/SECFilings.html or the SEC website at https://www.sec.gov/edgar/browse/?CIK=1069202&owner=exclude.
Reasons for the Offer
The purposes of offers made under the 2019 Plan are to permit award grants to non-employee directors, officers, and other employees of the Company and its subsidiaries, and certain consultants to the Company and its subsidiaries, and to provide to such persons incentives and rewards for service and/or performance.

Exemption from the Prospectus Regulation
To the extent offers of SARs, RSUs, PSUs and other rights under the 2019 Plan are offers of securities to the public, the Company is exempt from an obligation to publish a prospectus which meets the requirements set forth in Regulation 2017/1129 of the European Parliament and of the Council of 14 June 2017 (the “Prospectus Regulation”). The Prospectus Regulation exempts offers made in the context of an employee share scheme within the European Economic Area (“EEA”) from the obligation to publish a prospectus if the securities are offered to existing or former directors or employees by their employer and certain other conditions are met, including the availability of a short-form disclosure document (the “Employee Share Scheme Exemption”). Accordingly, in reliance on the Employee Share Scheme Exemption, the Company has not prepared or filed a prospectus with any competent regulatory authority in the EEA in relation to offers made under the 2019 Plan and no such prospectus has been published in the EEA.
This document does not constitute a prospectus. Instead, this document contains the information that an issuer must make available to its employees when relying on the Employee Share Scheme Exemption.
Details of the Offer
The Compensation and Human Resources Committee (“Committee”) of the Company’s Board of Directors is responsible for administering the 2019 Plan. The Committee is authorized to interpret the 2019 Plan and to provide for special terms for any SARs, RSUs, PSUs or other awards granted to employees who are foreign nationals or who are employed by the Company or any of its subsidiaries outside of the United States or who provide services to the Company or any subsidiary under an agreement with a foreign nation or agency. Currently, the Company is granting only SARs, RSUs and PSUs outside of the United States. As a result, the details of the offer of SARs, RSUs and PSUs may vary slightly between countries to reflect any special terms or sub-plans adopted by the Committee, as will be set forth in the grant materials provided to employees.
Addressees of the Offer
The offer of SARs, RSUs and PSUs under the 2019 Plan will be made to employees of the Company and its subsidiaries, who are eligible to receive awards under the terms of the 2019 Plan and who are selected by the Committee.
Time Frame of the Offer
Periodically, the Company will offer awards, including SARs, RSUs and PSUs under the 2019 Plan, to eligible employees who have been selected by the Committee. Any employee receiving an award will be provided with a written grant agreement detailing the terms and conditions of the grant. Employees granted SARs, RSUs and PSUs (“Participants”) who remain in the continuous employ of the Company or one of its subsidiaries may generally exercise their SARs and vest in their RSUs or PSUs, thereby acquiring Company common stock after the end of a vesting period that, for SARs and RSUs, will be no less than one year from the date the SARs or RSUs were granted, and, for PSUs, will be no shorter than a one-year performance period, unless certain exceptions apply. All SARs must be exercised prior to the seventh anniversary of the date they were granted.

Minimum and Maximum Amount of Offers
The number of shares subject to SARs will be set out in an award agreement that is provided to employees who receive an offer of SARs under the 2019 Plan. There is no minimum number of shares that must be granted under an SAR award nor any maximum number of shares that could be granted. At the time a Participant exercises SARs, the SARs may be exercised for all or part of the number of shares of common stock covered by the SARs.
The number of shares subject to an RSU or PSU award will be set out in an award agreement that is provided to employees who receive an offer of RSUs or PSUs under the 2019 Plan. There is no minimum number of shares that must be granted under an RSU or PSU award nor any maximum number of shares that could be granted.

The aggregate number of SAR, RSU and PSU awards, along with other awards, that may be granted during the life of the 2019 Plan may not exceed 1,454,000 shares, minus the number of shares subject to awards granted between December 31, 2018 and May 23, 2019 under the Company’s 2010 equity plan.
Nature of the Offer
SARs granted under the 2019 Plan give the Participant the right to receive shares of the Company’s common stock at a fixed Base Price (as defined below). The SARs may be exercised once a vesting period of at least one year is satisfied. During the vesting period, the Participant must remain in the continuous employ of the Company or one of its subsidiaries, although certain exceptions are made in the event the Participant’s employment is terminated due to death, disability or the occurrence of a change in control. Once an SAR is vested, it may be exercised by the Participant until the seventh anniversary of the date of grant (including following retirement), unless the Participant’s employment is terminated due to a voluntary termination, a termination without cause by the Company, or a termination that occurs for any reason within one year following a change in control, in which case the vested SARs may be exercised by the Participant until the earlier of the seventh anniversary of the date of grant and 90 days following the Participant’s termination of employment.

An RSU or PSU granted under the 2019 Plan represents the Company’s unsecured promise to issue one share of the Company’s common stock to the Participant upon satisfying continued employment requirements (in the case of an RSU) and satisfying both continued employment requirements and performance goals (in the case of a PSU). During the RSU or PSU vesting period, the Participant must remain in the continuous employ of the Company or one of its subsidiaries, although certain exceptions are made in the event the Participant’s employment is terminated due to death, disability or retirement or in the event of a change in control.

Participants are not eligible to receive dividend equivalents with respect to their RSUs or PSUs. Please consult the actual terms and conditions included in the relevant RSU or PSU grant materials for further details about the awards. Participants will not be required to pay any consideration to receive the shares issuable once an RSU or PSU is vested.

An SAR, RSU or PSU may not be transferred and may be exercised by or vest in the Participant only, unless a transfer has been permitted by the Committee or the Board of Directors of the Company. Generally, the Participant may freely transfer the shares of the Company’s common stock acquired upon exercise of the SARs or vesting of the RSUs and PSUs; however, the Committee may impose such restrictions on any such shares as it deems advisable, including minimum holding period requirements, restrictions under applicable securities laws, or under the requirements of any stock exchange or market upon which such shares are then listed and/or traded.
Further, SARs, RSUs and PSUs are granted to Participants in the sole discretion of the Company. No employee shall have the right to be selected to receive an SAR, RSU, PSU or any other award under the 2019 Plan or, having been so selected, to receive a future SAR, RSU or PSU. SARs RSUs and PSUs are granted by the Company, and none of the awards create an employment contract nor constitute any part of a Participant’s employment contract with the Company or any affiliate of the Company.
Base Price

The price of each share of the Company’s common stock subject to an SAR (the “Base Price”) will be fixed by the Committee at the time the SAR is granted. The Base Price will not be less than 100% of the fair market value of a share of the Company’s common stock on the date that the SARs are granted. The Base Price may be adjusted in the event of a reorganization or change in capitalization of the Company, as set forth in Section 11 of the 2019 Plan. Information on the current fair market value of the Company’s shares can be found on the Company website at www.lennoxinternational.com/home/InvestorRelations.

Participants will not be required to pay any cash consideration to receive shares upon exercise of the SARs or vesting of the RSUs and PSUs.
Termination, Suspension or Amendment of the Plan
The Company may at any time repeal the 2019 Plan or amend it within the limits set forth in the 2019 Plan.
Number and Nature of the Securities Offered
SARs, RSUs and PSUs over shares of the Company’s common stock will not be granted in excess of the available share limitations set forth in Section 3 of the 2019 Plan. A total of approximately 1,454,000 shares of common stock are available for issuance under the 2019 Plan (minus any shares subject to awards granted between December 31, 2018 and May 23, 2019 under the Company’s 2010 equity plan), subject to adjustment in the event of a reorganization or change in capitalization of the Company, as described in Section 11 of the 2019 Plan. The shares that are offered are shares of common stock of the Company, par value $0.01.
The shares are principally traded on the NYSE.

Summary of the Rights Attached to the Shares
The shares delivered to Participants upon exercise of SARs and at or following the vesting of RSUs and PSUs granted under the 2019 Plan are shares of common stock in the Company, which will allow Participants to participate in dividends, to the extent dividends are declared by the Company, and to vote at the Company’s general meetings where each of his or her shares will count as one vote.
Further, once a stockholder, a Participant will have the right to receive certain information from the Company, such as the Company’s annual report to stockholders.
Information on the Plan
Further information on the 2019 Plan can be found at www.netbenefits.com.
Requests for information about the 2019 Plan should be directed to either the participating Company that employs a Participant or to:
Lennox International Inc.
Attn: Total Rewards
2140 Lake Park Boulevard
Richardson, Texas 75080

Eugene F. Sims, Jr.
VP, Total Rewards
+1 972-497-6283
Gene.Sims@lennoxintl.com

Monica Brown
Assistant General Counsel, Securities and Real Estate
Lennox International Inc.